Exhibit 99.4
LB-UBS Comm. Mortg. Trust 2004-C8
Aggregate Statement of Principal and Interest Distributions to Certificateholders
for January 1, 2004 to December 31, 2004
Ending Principal
Class
Principal
Interest
Balance
R-I
0.00
0.00
0.00
R-II
0.00
0.00
0.00
A-1
336,620.16
173,840.00
52,663,379.84
A-2
0.00
1,340,819.17
383,000,000.00
A-3
0.00
162,616.67
44,000,000.00
A-4
0.00
563,750.00
150,000,000.00
A-5
0.00
141,600.00
36,000,000.00
A-6
0.00
1,531,788.81
383,027,000.00
A-J
0.00
345,047.55
85,232,000.00
B
0.00
80,429.82
19,669,000.00
C
0.00
80,757.64
19,669,000.00
D
0.00
60,802.83
14,752,000.00
E
0.00
61,294.56
14,752,000.00
F
0.00
68,364.13
16,391,000.00
G
0.00
48,702.89
11,473,000.00
H
0.00
56,174.11
13,113,000.00
J
0.00
42,964.34
9,838,000.00
K
0.00
74,724.09
16,391,000.00
L
0.00
28,343.77
6,556,000.00
M
0.00
21,262.15
4,918,000.00
N
0.00
21,257.83
4,917,000.00
P
0.00
14,171.89
3,278,000.00
Q
0.00
14,171.89
3,278,000.00
R-III
0.00
0.00
0.00
S
0.00
7,085.94
1,639,000.00
T
0.00
70,868.02
16,391,987.00
X-CL
0.00
121,791.24
1,310,948,366.84
X-CP
0.00
845,320.74
1,221,890,000.00
V
0.00
0.00
0.00